UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2012

XTRA-GOLD RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-139037	91-1956240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Bay Street, Suite 301, Toronto, Ontario, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416 366-4227 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure.

On February 7, 2012, Xtra-Gold Resources Corp. (the “Company”) announced its intention to proceed with a normal course issuer bid, within the meaning of the Toronto Stock Exchange (the “TSX”) policies as described hereafter (the “Bid”), whereby the Company may purchase 4,045,353 common shares under the Bid, which represents approximately 10% of the Company’s public float. The Bid is being conducted in accordance with Part VI, Sections 628 and 629 of the TSX Company Manual. The Bid will commence on February 9, 2012 and will terminate on February 8, 2013 or at such earlier date in the event that the number of shares sought in the Bid has been repurchased. The Company reserves the right to terminate the Bid earlier in its discretion. The price paid for the common shares will be the market price at the time of purchase. The common shares purchased by the Company will be cancelled.

See Exhibit 99.1 annexed to this current report on Form 8-K for further details with respect to the Bid.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Xtra-Gold Resources Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	News release issued by the Company dated February 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2012	XTRA-GOLD RESOURCES CORP.
(Registrant)

	/s/	“Peter Minuk”

	By:	Peter Minuk,
Secretary and Treasurer